Exhibit (c)(9)

Preliminary Overview of Changes in Industry and Market Conditions Relating to the Merger Agreement

Dr. Glenn Yago August 27, 2004

Outline

I. Scope of Assignment

II. Summary of Opinions

III. Credit Ratings: Historical and Current

IV. Post March 28, 2004 Merger Agreement Events

V. Changes in Industry and Market Conditions

I. Scope of Assignment

Scope of Assignment

The purpose of this engagement is to provide input to assist the Special Committee in making decisions relating to the Hollywood Entertainment Merger Agreement. In particular, I have been asked to respond to the following questions:

What, if any, changes in industry and market conditions have occurred subsequent to the March 28, 2004 merger agreement?

What effect, if any, will those changes likely have on the potential credit rating for Hollywood Entertainment’s senior notes?

For purposes of my analysis, I have been asked to assume that:

The credit rating at March 28, 2004 would have been B3/B-. The proposed merger is between willing parties.

Merger financing requires B3/B- credit rating:

“The commitment of the Lenders to provide the financing described above under ‘-Senior Credit Facility’ and ‘-Bridge Loan Facilities’ may be terminated by each lender (as to its own commitment only) if the senior notes are not rated, as of the consummation of the merger, at least B3 by Moody’s Investors Service and at least B- by Standard & Poor’s Ratings Group” (emphasis added)

Source: Hollywood Entertainment Corp, Form PRER14A (“Proxy soliciting materials”), 7/8/04; Amended and Restated Bank and Bridge Facilities Commitment Letter, 6/4/04

Documents / Information Considered

Documents related to the merger

Form PRER14A (“Proxy soliciting materials”), 7/8/04

Amended and Restated Bank and Bridge Facilities Commitment Letter, 6/4/04 Drafts of “Presentation to Moody’s Investors Service, August 2004” (Company) “Project Marquee, Materials for the Special Committee” (Lazard) “Projected Balance Sheet, Income Statement, and Cash Flow” (UBS)

Internal financial models and documents provided by Hollywood Entertainment

Analyst and industry reports (January 2004 — present); Bloomberg Press articles (April 2004 — present); websites Company SEC filings (2000 — present)

Publications of Moody’s Investors Service; academic research regarding estimation of default probabilities (Altman)

Discussions with Company management and financial advisors

Mark Wattles, CEO

Alex Bond, SVP

Craig Wadler, UBS Warburg

Disclaimer

My analysis is limited to the scope of assignment as summarized in this presentation.

Although the information contained in this presentation has been obtained from sources I believe to be reliable, its accuracy and completeness cannot be guaranteed. I have not been asked to and cannot verify the accuracy and/or completeness of the data I have used in forming my opinions.

To the extent that the sources I relied on or assumptions I was asked to make are not accurate nor complete, my opinion could change. Additional sources may reveal new information which could change my opinions.

The opinions provided in this presentation are my own, are by their nature subjective, and do not represent the position of anyone else or any organization.

II. Summary of Opinions

Summary of Opinions

Based upon the materials provided and scope of my assignment, it is my opinion that subsequent to the March 28 merger agreement, there was an acceleration of certain industry and market trends that challenged Hollywood Entertainment’s video store operations.

The overall effect of these changes on the potential credit rating for Hollywood Entertainment’s senior notes is negative.

Based upon both the quantitative and qualitative criteria considered by bond rating agencies, it is my opinion that it is unlikely that the credit rating for the senior notes related to this transaction would have been B3/B- or above as of August 27, 2004.

III. Credit Ratings: Historical and Current

Hollywood Entertainment

Moody’s and Standard & Poor’s Credit Ratings January 2000 — August 2004

Moody’s/S&P Credit Rating

Ba2/BB Ba3/BB-

B1/B+ B2/B

B3/B-

Caa1/CCC+

Ca2/CCC

Ca3/CCC-

Long-Term Local Issuer Credit (S&P’s)

Issuer Rating (Moody’s)

Bank Loan Debt (Moody’s)

Senior Subordinate (Moody’s)

1/1/00 6/18/00 12/5/00 5/24/01 11/9/01 4/28/02 10/15/02 4/2/03 9/19/03 3/7/04 8/24/04

Note: The rating on Bank Loan Debt (Moody’s) was not available from 10/26/00 through 2/4/02. Prior to 10/26/00, Bank Loan Debt (Moody’s) was rated B1. Source: Bloomberg

Hollywood Entertainment

Standard & Poor’s Ratings (with Credit Watches)

January 2000 — August 2004

S&P Credit Rating

BB

BB-

B+

B

B-

CCC+

CCC

CCC-

11/13/00-12/4/00:

Credit Watch - Negative Implication

4/19/00-11/12/00: Credit Watch

12/10/01-3/18/02:

Credit Watch - Positive Implication

6/5/01-10/9/01:

Credit Watch -

Positive Implication

3/29/04-Present:

Credit Watch -

Negative Implication

Long-Term Local Issuer Credit (S&P’s)

1/1/00 6/18/00 12/5/00 5/24/01 11/9/01 4/28/02 10/15/02 4/2/03 9/19/03 3/7/04 8/24/04

Note: “CreditWatch highlights the potential direction of a short- or long-term ratingThe ‘positive’ designation means that a rating may be raised; ‘negative’

means a rating may be lowered; and ‘developing’ means that a rating may be raised, lowered, or affirmed.” (www.standardandpoors.com) Source: Bloomberg

Hollywood Entertainment

Moody’s Ratings (with Credit Watches) January 2000 — August 2004

Moody’s Credit Rating

Ba2

Ba3

B1

B2

B3

Caa1

Ca2

Ca3

4/2/01-6/4/01:

Credit Watch -

Down

12/10/01-2/4/02:

Credit Watch -

Up

12/5/02-4/28/03:

Credit Watch -

Up

3/31/04-Present:

Credit Watch-

Down

Bank Loan Debt (Moody’s)

Issuer Rating (Moody’s)

Senior Subordinate (Moody’s)

1/1/00 6/18/00 12/5/00 5/24/01 11/9/01 4/28/02 10/15/02 4/2/03 9/19/03 3/7/04 8/24/04

Note. 1. The rating on Bank Loan Debt (Moody’s) was not available from 10/26/00 through 2/4/02.

2. “When an obligor’s credit quality has changed to the point that its rating may need to be revised upward or downward, it is placed on Moody’s Watchlist as on review for possible upgrade, on review for possible downgrade, or review with direction uncertain.” (Moody’s Investors Service, “Rating Transitions and Defaults Conditional on Watchlist, Outlook and Rating History,” February 2004, p. 4)

Source: Bloomberg

Hollywood Entertainment

History of Early Repayment of Debt

Hollywood Entertainment, Presentation to Moody’s Investors Service, August 2004 (provided by Company management)

Net Debt/ EBITDA Transactions

Q4 2001 Ql 2002

Q2 2002 Q3 2002 Q4 2002 Ql 2003

Q2 2003 Q3 2003 Q4 2003 Ql 2004 Q2 2004

2.3x 1.7x

1.7x 1.6x 1.5x 1.4x

1.4x 1.3x 1.2x 1.2x l.0x

Met with Rating Agencies 1/22/02

$121 million equity offering $175 million credit facility

Early repayment of $22.5 million credit facility amortization Early repayment of $17.5 million credit facility amortization $225 million Sr. Sub. Notes offering

$250 million credit facility

Early repayment of $15 million credit facility amortization

Early repayment of $40 million credit facility amortization Early repayment of $20 million credit facility amortization

Hollywood Entertainment

Credit Ratings: Historical and Current

Overall

Significant downgrades in 2000-2001. Significant upgrades in 2002-2004.

Moody’s

Has never rated Senior Subordinated Notes above B3.

Senior Subordinated Notes ($225 million at 6/30/04) are currently rated B3.

As of 3/31/04, all ratings are on Credit Watch — Down.

S&P

Has only rated “Long-Term Local Issuer Credit” in the past. “Long-Term Issuer Credit” is similar to overall “Issuer” rating provided by Moody’s.

As of 3/29/04, credit rating is B1/B+ on Credit Watch with a Negative implication.

Moody’s One-Year Rating Transition Rates

Conditional on Outlooks 1996-2003 (“B” Rated Issues)

80% 70% 60% 50% 40% 30% 20% 10%

0%-

Upgraded

Unchanged

Downgraded

Watch Up Positive Stable Negative Watch Down

Source: Moody’s Investor Service, “Rating Transitions and Defaults Conditional on Watchlist, Outlook and Rating History,” February 2004

3/29/04: Standard & Poor’s Assigns Credit Watch with Negative Implication

“The CreditWatch placement followed Hollywood’s announcement that it has entered into a definite merger agreement to be acquired by an affiliate of Leonard Green & Partners, L.P.” (emphasis added)

“The current ratings reflect”

“Highly competitive and mature home entertainment industry”

“[Hollywood Entertainment’s] dependence on its own domestic video business and decisions made by movie studios”

“Long-term threat associated with new technologies for delivering home video”

“Hollywood’s operating performance has been under pressure since the second quarter of 2003 due to increased costs related to the expansion of the Game Crazy business (video games) and lack of sales leverage in the video rental business. Profitability is expected to remain under pressure in 2004 given the weakness in the overall video rental industry and the company’s continuing investments in Game Crazy” (emphasis added)

Source: S&P RatingsXpress Credit Research, “Hollywood Entertainment Corp. Ratings Placed on CreditWatch Negative,” 3/29/04

3/31/04: Moody’s Assigns Credit Watch — Down

“Moody’s Investor Services placed the long term debt ratings of Hollywood Entertainment Corporation on review for possible downgrade following the company’s announcement that it had signed a definitive merger agreement with an affiliate of Leonard Green & Partners, L.P.” (emphasis added)

“The review for possible downgrade will focus on”

“Capital structure post merger”

“Increased competition from alternate retail channels”

“Lower sell through price points of DVD”

“Margin pressure as DVD sales and games become a higher proportion of Hollywood’s business mix”

“Growth strategy for Game Crazy”

Source: Moody’s Investor Service Press Release, “MOODY’S PLACES THE LONG TERM DEBT RATINGS OF HOLLYWOOD ENTERTAINMENT’S ON REVIEW FOR POSSIBLE DOWNGRADE”, 3/31/04

“Capital Structure Post Merger”

Pro Forma Capitalization — Increased Leverage

Hollywood Entertainment, Presentation to Moody’s Investors Service, August 2004 (provided by Company management)

($mm) Actual 6/30/04 % Total Capitalization PF 6/30/04 1 % Total Capitalization

Cash 117.2 — 36.6 —

Revolver 2 — — — —

Term Loan 125.0 17.3% 400.0 31.1%

Senior Notes — — 400.0 31.1%

Senior Subordinated Notes 225.0 31.1% 200.0 15.5%

Other Debt 1.4 0.2% — —

Total Debt 351.4 48.5% 1,000.0 77.7%

New Equity 372.6 51.5% 286.7 22.3%

Total Capitalization 724.0 100.0% 1,286.7 100.0%

NOTES:

1 Reflects pro forma capitalization at invested capital.

2 Maximum availability of $75.0 million.

“Increased Competition From Alternate Retail Channels”

Current Competition

Competition for Rental Revenue

Internet: Netflix, Blockbuster (launched 8/11/04), Wal-Mart (anticipated)

Bricks-and-Mortar: Blockbuster, Movie Gallery

Competition for Product Sales Revenue

Internet: Amazon.com, others Bricks-and-Mortar

Discount retailers: Wal-Mart, Target, Costco Video game retailers: Electronic Boutique, Gamestop Grocery stores Mom & Pop

Source: Discussions with management; “Project Marquee, Materials for the Special Committee” (Lazard); analyst reports, http://www.blockbuster.com/corporate/displayInvestorRelations.action

“Increased Competition From Alternate Retail Channels”

“Expanded Distribution” of DVD Sales

“In our view, the popularity of accessibly-priced DVDs has been accentuated by vastly expanded distribution, with convenience stores, drugstores, and supermarkets entering the fray. Best Buyand Circuit Cityhave benefited from double digit growth in DVD sales, and we believe that CC was the most aggressive about promoting low-price new releases with extensive TV advertising this holiday season. Walmart’sintroduction of low-priced DVD players (some below $20) probably had a huge impact on hardware penetration in general, and the company has vastly improved its DVD movies available for sale.” (emphasis added) (Bear Stearns, 1/14/04)

Source: Bear Stearns, “Video Retail Industry Assessment: Maintaining BBI at Peer Perform, Downgrading HLYW to Underperform, Raising MOVI to Outperform,” January 14, 2004, p. 2

“Increased Competition From Alternate Retail Channels”

Potential Future Competition (Technological Threats)

Pay-per-view (“video on demand”) through cable networks

Disposable DVD’s

On-line movie sharing (e.g. Grokster)

4/25/03: US District Court ruled that Grokster software peer-to-peer is “not significantly different from companies that sell home video recorders or copy machines”

8/19/04: Court of Appeals affirmed US District Court ruling

Source: Discussion with management; analyst reports; http://www.grokster.com/press.html

“Lower Sell Through Price Points of DVD”

Excerpt from Analyst Reports Re: “Price Deflation”

“We have been concerned about the negative impact that new movie sales could have on the rental business since the end of last year. Regardless of what the pricing structure has been on new movies — from as low as $12.99 to as high as $24.99 — the growth in the category confirms that consumers are interested in owning movies. We continue to believe that new movie sales are the biggest threat to the movie rental business, and view price deflation in the category as especially worrisome.” (emphasis added) (Bear Stearns, 1/6/04)

Source: Bear Stearns, “Hollywood Entertainment Corporation (HLYW - $12.62) — Peer Perform 4Q03 EPS Outlook Lowered Again on Discouraging Movie Rental Trends; Retail Sales of DVDs Appear to be the Culprit,” January 6, 2004, p. 2

“Margin Pressure”

Forecasted Industry Trends in Rentals and Merchandise Sales

Hollywood Entertainment, Presentation to Moody’s Investors Service, August 2004(provided by Company management)

$ in millions

60,000 50,000 40,000 30,000 20,000 10,000

1994 1996 1998 2000 2002 2004E 2006E 2008E 2010E

Rental (Movies & Games)

Movie Sales (New & Used)

Game Sales (New & Used)

Hollywood Entertainment

Gross Margin % by Revenue Type 8/11/04 Model

100%

90%

80%

70%

60%

50%

40%

30%

20%

10%

0%

HISTORICAL

Projected Gross Margin (RENTAL of Movies and Games) (includes Sale of PV)

Projected Gross Margin (GAME CRAZY)

Projected Gross Margin (NEW VIDEO MERCHANDISE SALES)

Q1 03 Q2 03 Q3 03 Q4 03 Q1 04 Q2 04 Q3 04 Q4 04 Q1 05 Q2 05 Q3 05 Q4 05 Q1 06 Q2 06 Q3 06 Q4 06

Source: Hollywood Entertainment Corp. financial model; SEC filings

“Margin Pressure”

DVD Sales Are Cannibalizing DVD Rentals

“Strong Retail Sales of DVD’s is Undermining the Rental Business” (Aperion, 2/20/04)

“By end-2002 DVD players were in a full 42% of all video households, while an estimated 10% of video households had more than one DVD player.” (Kagan, 2004)

Source: Aperion Group, LLC, “Hollywood Entertainment, Inc. (OTC: HLYW) Initiating Coverage of Hollywood Entertainment with a Hold Rating,” February 20, 2004, p. 2; http://www.kagan.com/cgi-bin/pkcat/shv04#highlights

“Margin Pressure”

Will Cannibalization Stop in the Future?

Yes: “While the traditional video rental industry has come under pressure in recent years, we believe the major retail chains have a better long-term outlook than most investors. First, we believe growth in retail sales will slow as household penetration of DVD players approaches 100% and the replenishment of video libraries winds down over the next few years. Second, video rental stores are the main source of movies with no box office revenue. As a result, movie studios have a vested interest in maintaining the health of the distribution channel.” (emphasis added) (Aperion, 2/20/04)

No: “[W]e anticipate that the video rental industry will contract due to the cannibalization that new movie sales is having on rental transactions (especially as prices come down).” (emphasis added) (Bear Stearns, 1/14/04)

Source: Aperion Group, LLC, “Hollywood Entertainment, Inc. (OTC: HLYW) Initiating Coverage of Hollywood Entertainment with a Hold Rating,” February 20, 2004, p. 2; Bear Stearns, “Video Retail Industry Assessment: Maintaining BBI at Peer Perform, Downgrading HLYW to Underperform, Raising MOVI to Outperform,” January 14, 2004, p. 2

“Margin Pressure”

Falling Prices of Previously Viewed DVD

Average Unit Revenue

Average Unit Revenue (AUR)

$12

$10

$8

$6

$4

$2

$0

DVD AUR

VHS AUR

Q1 2003 Q2 2003 Q3 2003 Q4 2003 Q1 2004

Source: Hollywood Entertainment Corp. internal documents

“Growth Strategy for Game Crazy” — Positive

Excerpts from Analyst Reports Re: Game Crazy

“It is important to point out that Game Crazy is a bright spot for HLYW right now- the incremental ad spend drove the comp upside in Q4 and is leading to top-line out-performance relative to peers ELBO and GME [R]evenue per unit is tracking ahead of previous guidance which sets the company up for significant growth once the roll-out slows and mature Game Crazy departments grow to more than half the number new units, most likely a 2006 phenomenon. In addition, the company’s preferred buy status appears to be helping inventory levels.” (emphasis added) (Thomas Weisel, 1/6/04)

“Game Crazy comp continues to be strong at 24%, and suggests that the company’s video game strategy has been sound from the beginning.” (Wedbush Morgan, 8/9/04)

Source: Thomas Weisel Partners, “Hollywood Entertainment Corp. — Outperform HLYW: Rental Comps Continue to Drag,” January 6, 2004, p. 2; Wedbush Morgan Securities, “Hollywood Entertainment (HLYW), Q2 Results Better Than Expected; In Our View, A Deal Is Still Likely, August 9, 2004, p. 2

“Growth Strategy for Game Crazy” — Negative

Excerpts from Analyst Reports Re: Game Crazy

“Game Crazy comps are no longer a source of excitement.

Hollywood has been opening Game Crazy stores at a furious pace and as a result, the store within store concept has been a meaningful contributor to comps. However, the concept will continue to lose money in 2004. In addition, Game Crazy store opening plans have been put on hold until the second half of 2004. A slower pace of Game Crazy store openings means game comps will decelerate and will be unable to offset weakness in rental comps.” (emphasis added) (Fulcrum Global Partners, 1/27/04)

“We note that the cost to open a Game Crazy department has exceeded initial expectations by about 33%, costing $200,000 vs. a plan of $150,000. In addition, gross profitability has been below plan” (Bear Stearns, 1/30/04)

Source: Fulcrum Global Partners, “HLYW: 4Q03 Preview; Multiple Seems Cheap But Not Cheap Enough — NEUTRAL,” January 27, 2004, p. 1; Bear Stearns, “Hollywood Entertainment Corporation (HLYW - $11.25) — Underperform HLYW Guides to Lower 2004 EPS Based on Weakness of Core Operations; Further “Material” Downward Revisions Still Likely,” January 30, 2004, p. 3

IV. Post March 28, 2004

Merger Agreement Events

Hollywood Entertainment

Timeline: 2004

3/29/04

Merger agreement announced

3/29/04 & 3/31/04

S&P’s and Moody’s assigned Credit Watch with Negative Implication / Watch Down

7/8/04

Proxy

statement

filed

7/14/04

Blockbuster

announced

anticipated

launch of

online

subscription

rental service

8/6/04

Q2 2004

results

announced:

Hollywood

press

release

regarding

merger

8/20/04

Blockbuster $300M debt offering

10/15/04

Termination fee of $26.5 million plus fees if merger not closed

JAN

FEB

MAR

APR

MAY

JUN

JUL

AUG

SEPT

OCT

NOV

DEC

4/22/04

Q1 2004

results

announced

5/04

Blockbuster launched in-store subscription rental service

7/22/04

Blockbuster announced 24% drop in net income from previous year; earnings forecasts slashed

8/11/04

Blockbuster launched online subscription rental service

8/24/04

Press reports suggest Blockbuster equity offering likely to be at lower price

Source: www.hollywoodvideo.com; Hollywood Entertainment Corp Form PRER14A, “Proxy soliciting materials,” 7/8/04; Bloomberg News, “Viacom May Write Down Blockbuster Assets as Split-Off Nears, 8/24/04;” The Columbus Dispatch, “A BLOCKBUSTER IDEA; Video by mail, online ahead for movie-rental customers,” 7/14/04; Moody’s Investor Service Press Release, “MOODY’S PLACES THE LONG TERM DEBT RATINGS OF HOLLYWOOD ENTERTAINMENT’S ON REVIEW FOR POSSIBLE DOWNGRADE “, 3/31/04; S&P RatingsXpress Credit Research, “Hollywood Entertainment Corp. Ratings Placed on CreditWatch Negative,” 3/29/04; Dow Jones Business News, “Blockbuster Posts 24% Profit Drop, Cuts Full-Year Outlook,” July 22, 2004

March 28, 2004 Merger Agreement

Excerpts From Analysts Reports Re: Impact on HLYW

Positive: “No Real Competitive Impact on Video Rental Industry Anticipated? Based on our belief that HLYW will continue to pursue its previously outlined growth initiatives, we do not see a large competitive industry impact resonating from Leonard Green’s proposed acquisition of HLYW shares. While HLYW’s capital structure will surely change, going private could provide the flexibility that HLYW needs to pursue initiatives that have been questioned by some on Wall Street because of their near-term earnings impact.” (Thomas Weisel, 3/30/04)

Negative: “What do we think will happen to HLYW if deal closes? We suspect HLYW will be harvested for cash. As a result, we would expect store growth to halt and Game Crazy stores to be shut down” (Fulcrum Global, 3/29/04)

Source: Thomas Weisel Partners, “HOLLYWOOOD ENTERTAINMENT CORP.- SUSPENDED RATING, HLYW: ACQUISITION SHOULD NOT HAVE RESONATING INDUSTRY IMPACT,” March 30, 2004, p. 1; Fulcrum Global Partners, “Home Video: HLYW’s Merger Valuation-Implications for BBI,” March 29, 2004, p. 1.

Hollywood Entertainment

Excerpts from Analyst Reports Re: Q1 2004 Results

“Hollywood reported results that were stronger than originally expected, primarily due to higher than expected comps for Game Crazys and more store openings for Hollywood Video and Game Crazy than expected, offset by lower than expected rental comps. We think that it is likely that the company will conserve cash and limit capital spending over the next few quarters, and anticipate that rental comps will continue to trend in negative territory while rental margins continue to rise.” (emphasis added) (Wedbush Morgan, 4/23/04)

Source: Wedbush Morgan Securities, “Hollywood Entertainment (HLYW), Reports Q1:04 Upside; Focus Remains on MBO For $14/Share,” April 23, 2004, p. 2.

Hollywood Entertainment

Excerpts from Analyst Reports Re: Q1 2004 Results

“1Q04 COMES IN A PENNY BETTER-THAN-EXPECTED, WITH APPROXIMATELY IN-LINE SALES BUT A SIGNIFICANTLY HIGHER RENTAL GROSS MARGIN.

LTM EBITDA IN COMFORTABLY AHEAD OF THE MINIMUM $229 MM REQUIRED BY THE PROPOSED MERGER/BUYOUT FINANCING AGREEMENT. ALTHOUGH THE MINIMUM TEST STILL SEEMS CHALLENGING BASED ON OUR CURRENT FORECAST, WE NOTE THAT THERE IS A FAIR AMOUNT OF FLEXIBILITY TO DRIVE EBITDA GENERATION THROUGH CAREFUL INVENTORY PURCHASING AND SCALING BACK NEW STORE/GAME CRAZY OPENINGS.” (emphasis added) (Bear Stearns, 4/23/04)

Source: Bear Stearns, “Hollywood Entertainment Corporation (HLYW $13.44) — Underperform, The Third Act Begins with No Real Surprises,” April 23, 2004, pp. 1-2.

Hollywood Entertainment

Excerpts from Analyst Reports Re: Q1 2004 Results

“Hollywood shares are trading at a discount to the $14-per-share price offered in the Leonard Green & Partners, L.P. leveraged buyout. We believe this discount reflects investor concerns related to the EBITDA requirements for the deal’s debt financing.

Given our expectations and the flexibility that we believe Hollywood should have in managing its cash flow, we do not anticipate any major challenges in securing debt financing to complete the transaction although the debt ratio requirements do suggest that Hollywood may need to pull some of the levers [we] discussedto accelerate its EBITDA performance to be solidly within the required range.” (emphasis added) (Wells Fargo, 4/23/04)

Source: Wells Fargo Securities, “Hollywood Entertainment Corp.—Buy, 1Q Comps in Line; EPS and EBITDA Upsides; Maintaining Buy on Pending LBO,” April 23, 2004, pp. 2-3.

Hollywood Entertainment

August 6, 2004 Press Release

“Hollywood Entertainment Corporation (Nasdaq: HLYW), owner and operator of more than 1,950 Hollywood Video superstores, today announced that Leonard Green & Partners, L.P., an affiliate of Carso Holdings Corporation (“Holdings”) and its wholly owned subsidiary (the entities with which Hollywood entered into a merger agreement on March 29, 2004), has informed Hollywood that, due to industry and market conditions, Leonard Green & Partners believes that the financing condition to the consummation of the merger will not be satisfied” (emphasis added)

Source: www.hollywoodvideo.com

Hollywood Entertainment

Excerpts from Analyst Reports Re: Q2 2004 Results

“After the market close last Friday, Hollywood reported Q2 2004 results which were better than expected

Hollywood reported results that were better than expected, primarily due to better than expected comps for Game Crazys and Hollywood Video and more store openings for Hollywood Video and Game Crazy than expected. We think that it is likely that the company will conserve cash and limit capital spending over the next few quarters, and anticipate that rental comps will continue to trend in negative territory while rental margins remains steady or rise a bit.” (emphasis added) (Wedbush Morgan, 8/9/04)

“While HLYW beat Q2 expectations, we believe that the positive reaction in the stock is not sustainable. In our opinion, earnings disappointments are on the horizon as we believe that the rental industry continues to spiral down hill.” (emphasis added) (Fulcrum Global Partners LLC, 8/9/04)

Source: Wedbush Morgan Securities, “Hollywood Entertainment (HLYW), Q2 Results Better Than Expected; In Our View, A Deal Is Still Likely, August 9, 2004, p. 2; Fulcrum Global Partners LLC, “HLYW: EBITDA Requirements Met, But Debt Rating Remains an Issue,” August 9, 2004, p. 1

Hollywood Entertainment

Excerpts from Analyst Reports Re: Merger Financing

“[W]e believe Hollywood satisfied the conditions of the merger with regard to its trailing four-quarter trailing EBITDA. Additionally, the financing debt ratio requirement was also met

We also suspect that Leonard Green — after watching estimate adjustments from Blockbuster and Movie Gallery, along with Blockbuster’s efforts to take its own debt offering to marketconcluded that securing financing with a 4:1 debt ratio would be difficult in this industry and market environment” (Wells Fargo, 8/9/04)

Source: Wells Fargo Securities, “Hollywood Entertainment Corp. — Buy (HLYW $10.37) Correction: Original Merger Conditions Met; Sell-off Overdone,” August 9, 2004, pp. 1-2

Hollywood Entertainment

Excerpts from Analyst Reports Re: Merger Financing

“LTM EBITDA of $239.5MM is once again ahead of the minimum $229.OMM required by the proposed merger/buyout financing agreement

There is no denying that the leverage test was a close call, although we do not believe it is a deal-breaker at this point in time. However HLYW cannot control external market conditions in the financing markets, nor can it control the opinions of the ratings agencies

In our view, industry conditions have not degenerated materially since the buyout/merger was announced.”

(emphasis added) (Bear Stearns, 8/9/04)

Source: Bear Stearns, “Hollywood Entertainment Corporation (HLYW-$9.81) — Underperform, A Surprising Twist in the Story: Proposed Merger Called into Question in Spite of Better-than-Expected 2Q04 Results,” August 9, 2004, pp. 1-2

V. Changes in Market and Industry Conditions

Netflix Rapidly Gains Significant Market Share; Hollywood Video Loses Market Share in Q2 2004

“According to NPD, Netflix’s share of the rental market has increased more than four percent — from 8 percent of all movies rented in the fourth quarter of 2003 to 12.5 percent in the second quarter of 2004. In addition, as of June 2004 local rental shops controlled 14 percent, which is a three percent gain in the same timeframe. By comparison, as of June, movie rental leader Blockbuster controlled nearly 40 percent of the rental market, which is down a little more than three percent since the final quarter of 2003. The next largest chain, Hollywood Video, posted a net loss in share of just under two percent in the same timeframe” (emphasis added)

Source: Business Wire, “Netflix Share of Video/DVD Rental Market on the Rise; Blockbuster Moves into Online Subscriptions to Retain Market Advantage,” August 12, 2004

Note: Source article describes NPD as follows: “NPD Music and Movies, a division of The NPD Group, provides reliable in-depth perspective on the most important issues facing today’s music and video industry NPD VideoWatch tracks the purchase and rental of home movies, as well as consumer habits relating to home video.”

According to Hollywood Management, Challenging Industry and Market Conditions Are Accelerating

“Pure” rentals in Q1 and Q2 2004 were lower than expected.

Price cuts for previously viewed videos resulted in an increase in sales in Q1 and Q2 2004, which compensated for the decline in “pure” rental revenue.

Discounting prices for previously viewed videos at the Q2 2004 level is not a sustainable solution.

Recent daily sales data for Hollywood Video (excluding Game Crazy) continue to fall significantly below management’s expectations.

Recent same store sales data for Hollywood Video (excluding Game Crazy) is significantly below prior year results, both for “pure” rentals and for merchandise sales.

Source: Discussion Points Regarding Revised 8-11-04 Model provided by Hollywood Entertainment; discussions with Hollywood management; Hollywood Entertainment Corp. Daily Flash Reports

Hollywood Video (excluding Game Crazy)

Same Store Variance of Daily Rentals and Sales from Prior Year (%)

7/1/04-8/10/04

50%

40%

30%

20%

10%

0%

(10%)

(20%)

(30%)

(40%)

(50%)

Rentals

Sales

7/1/04

7/2/04

7/3/04

7/4/04

7/5/04

7/6/04

7/7/04

7/8/04

7/9/04

7/10/04

7/11/04

7/12/04

7/13/04

7/14/04

7/15/04

7/16/04

7/17/04

7/18/04

7/19/04

7/20/04

7/21/04

7/22/04

7/23/04

7/24/04

7/25/04

7/26/04

7/27/04

7/28/04

7/29/04

7/30/04

7/31/04

8/1/04

8/2/04

8/3/04

8/4/04

8/5/04

8/6/04

8/7/04

8/8/04

8/9/04

8/10/04

Source: Hollywood Entertainment Corp. Daily Flash Reports

Q2 2004: “Margin Pressure”

Previously Viewed DVD & VHS Average Unit Revenue

Average Unit Revenue (AUR)

$12 $10 $8 $6 $4 $2 $0

DVD AUR

VHS AUR

Q1 2003 Q2 2003 Q3 2003 Q4 2003 Q1 2004 Q2 2004

Source: Hollywood Entertainment internal documents

Primary Drivers

2/24/04 Model vs. 8/11/04 Model

Revenue mix:

Increased merchandise sales (low margin) Lower rental revenue (high margin)

Capital investment in new stores

Fewer anticipated new store openings

Source: Hollywood Entertainment Corp. financial models; SEC filings; discussions with management

Hollywood Entertainment

Revenue Mix (“Rental” vs. “Merchandise”) 2/24/04 Model vs. 8/11/04 Model

$500,000,000

$450,000,000

$400,000,000

$350,000,000

$300,000,000

$250,000,000

$200,000,000

$150,000,000

$100,000,000

$50,000,000

$0

Date of Merger Announcement

Historical Rental Revenue (includes PV Sales)

Historical Merchandise Sales Revenue (includes Game Crazy)

Rental Revenue (includes PV Sales) per 2/24/04 Model

Q2 2004: Topline revenue meets 2/24/04 Model

Rental Revenue (Includes PV Sales) per 8/11/04 Model

Merchandise Sales Revenue

(includes Game Crazy)

per 8/11/04 Model

Merchandise Sales Revenue

(includes Game Crazy)

per 2/24/04 Model

Q2 01 Q4 01 Q2 02 Q4 02 Q2 03 Q4 03 Q2 04 Q4 04 Q2 05 Q4 05 Q2 06 Q4 06

Source: Hollywood Entertainment Corp. financial models; SEC filings

Hollywood Entertainment

“Pure” Rental vs. New Video Merchandise 2/24/04 Model vs. 8/11/04 Model

$400,000,000

$350,000,000

$300,000,000

$250,000,000

$200,000,000

$150,000,000

$100,000,000

$50,000,000

$0

Revenue for PURE RENTAL (Video & Games)

(Excludes PV Sales) per 2/24/04 Projections

Historical Revenue for PURE RENTAL (Video & Games)

Historical NEW VIDEO MERCHANDISE Sales Revenue

Revenue for PURE RENTAL (Video & Games)

(Excludes PV Sales) per 8/11/04 Projections

NEW VIDEO MERCHANDISE Sales Revenue (Excludes Game Crazy) per 8/11/04 Model

NEW VIDEO MERCHANDISE Sales Revenue (excludes Game Crazy) per 2/24/04

Q2 03 Q4 03 Q2 04 Q4 04 Q2 05 Q4 05 Q2 06 Q4 06

Source: Hollywood Entertainment Corp. financial models

Hollywood Entertainment

Gross Margin % 2/24/04 Model vs. 8/11/04 Model

70% 65% 60% 55% 50% 45%

Gross Margin per 2/24/04 Model

Gross Margin per 8/11/04 Model

Gross Margin — Historical

Q4 2000 Negative GM: Negative same store sales for the first time in 21 quarters triggers change in accounting estimate (amortization expense) and write-down of impaired rental inventory.

Q2 00 Q4 00 Q2 01 Q4 01 Q2 02 Q4 02 Q2 03 Q4 03 Q2 04 Q4 04 Q2 05 Q4 05 Q2 06 Q4 06

Source: Hollywood Entertainment Corp. financial models; SEC filings

Hollywood Entertainment

Total Video Stores 2/24/04 Model vs. 8/11/04 Model

2,500

2,400

2,300

2,200

2,100

2,000

1,900

1,800

1,700

1,600

1,500

Video Stores per 2/24/04 Model Video Stores per 8/11/04 Model Video Stores — Historical

Q4 2003 Q1 2004 Q2 2004 Q3 2004 Q4 2004 Q1 2005 Q2 2005 Q3 2005 Q4 2005 Q1 2006 Q2 2006 Q3 2006 Q4 2006

Source: Hollywood Entertainment Corp. financial models; SEC filings. Assumes no store closings during this time period.

Hollywood Entertainment

Quantitative Inputs Reviewed by Moody’s 2/24/04 Model vs. 8/11/04 Model

Neutral

Assets

Inventory / COGS (not included)

Liabilities / Assets Revenue Growth

Source: RiskCalc for Private Companies: Moody’s Default Model, Moody’s Investors Service, May 2000

Hollywood Entertainment

Total Assets 2/24/04 Model vs. 8/11/04 Model

$1,650,000,000

$1,500,000,000

$1,350,000,000

$1,200,000,000

$1,050,000,000

$900,000,000

$750,000,000

$600,000,000

$450,000,000

$300,000,000

$150,000,000

$0

Assets per 2/24/04 Model Assets per 8/11/04 Model Assets-Historical

Pro Forma Post-Merger Assets based on 8/11/04 Model (UBS)

Q2 00 Q4 00 Q2 01 Q4 01 Q2 02 Q4 02 Q2 03 Q4 03 Q2 04 Q4 04 Q2 05 Q4 05 Q2 06 Q4 06

Source: Hollywood Entertainment Corp. financial models; SEC filings; UBS pro forma data

Hollywood Entertainment

Liabilities / Assets 2/24/04 Model vs. 8/11/04 Model

150%

140%

130%

120%

110%

100%

90%

80%

70%

60%

50%

40%

30%

20%

10%

0%

Liabilities / Assets per 2/24/04 Model Liabilities / Assets per 8/11/04 Model Liabilities / Assets — Historical

Pro Forma Post-Merger Liabilities / Assets based on 8/11/04 Model (UBS)

Q2 00 Q4 00 Q2 01 Q4 01 Q2 02 Q4 02 Q2 03 Q4 03 Q2 04 Q4 04 Q2 05 Q4 05 Q2 06 Q4 06

Source: Hollywood Entertainment Corp. financial models; SEC filings; UBS pro forma data.

Hollywood Entertainment

Total Revenue (Rental Revenue & Merchandise Sales) 2/24/04 Model vs. 8/11/04 Model

$800,000,000

$700,000,000

$600,000,000

$500,000,000

$400,000,000

$300,000,000

$200,000,000

$100,000,000

$0

Total Revenue per 2/24/04 Model Total Revenue per 8/11/04 Model Total Revenue — Historical

Q2 00 Q4 00 Q2 01 Q4 01 Q2 02 Q4 02 Q2 03 Q4 03 Q2 04 Q4 04 Q2 05 Q4 05 Q2 06 Q4 06

Source: Hollywood Entertainment Corp. financial models; SEC filings

Hollywood Entertainment

Quantitative Inputs Reviewed by Moody’s 2/24/04 Model vs. 8/11/04 Model

Positive (short-term liquidity)

Quick Ratio Cash / Assets

Source: RiskCalc for Private Companies: Moody’s Default Model, Moody’s Investors Service, May 2000

Hollywood Entertainment

Quick Ratio = (Current Assets — Inventory) / Current Liabilities

2/24/04 Model vs. 8/11/04 Model

140%

120%

100%

80%

60%

40%

20%

0%

Quick Ratio per 2/24/04 Model

Quick Ratio per 8/11/04 Model

Quick Ratio — Historical

Pro Forma Post-Merger Quick Ratio based on 8/11/04 Model (UBS)

Q2 00 Q4 00 Q2 01 Q4 01 Q2 02 Q4 02 Q2 03 Q4 03 Q2 04 Q4 04 Q2 05 Q4 05 Q2 06 Q4 06

Source: Hollywood Entertainment Corp. financial models; SEC filings; UBS pro forma data

Hollywood Entertainment

Cash / Assets 2/24/04 Model vs. 8/11/04 Model

35%

30%

25%

20%

15%

10%

5%

0%

Cash / Assets per 2/24/04 Model Cash / Assets per 8/11/04 Model Cash / Assets — Historical

Pro Forma Post-Merger Cash/Assets based on 8/11/04 Model (UBS)

Q2 00 Q4 00 Q2 01 Q4 01 Q2 02 Q4 02 Q2 03 Q4 03 Q2 04 Q4 04 Q2 05 Q4 05 Q2 06 Q4 06

Source: Hollywood Entertainment Corp. financial models; SEC filings; UBS pro forma data

Hollywood Entertainment

Quantitative Inputs Reviewed by Moody’s 2/24/04 Model vs. 8/11/04 Model

Negative (long-term business outlook)

Net Income Growth Net Income / Assets Retained Earnings / Assets Debt Service Coverage Ratio

Source: RiskCalc for Private Companies: Moody’s Default Model, Moody’s Investors Service, May 2000

Hollywood Entertainment

Net Income Before Taxes & Extraordinary Items 2/24/04 Model vs. 8/11/04 Model

$80,000,000

$60,000,000

$40,000,000

$20,000,000

$0

$20,000,000 -$40,000,000 -$60,000,000 -$80,000,000 -$100,000,000

Q2 00

Q4 00

Q2 01 Q4 01 Q2 02 Q4 02 Q2 03 Q4 03 Q2 04 Q4 04 Q2 05 Q4 05 Q2 06 Q4 06

Net Income per 2/24/04 Model Net Income per 8/11/04 Model Net Income — Historical

Pro Forma Post-Merger Net Income based on 8/11/04 Model (UBS)

-$402,798,000 loss: Negative same store sales for the first time in 21 quarters triggers change in accounting estimate (amortization expense) and write-down of impaired rental inventory.

Source: Hollywood Entertainment Corp. financial models; SEC filings; UBS pro forma data.

Note: Quarterly Pro Forma Post-Merger Net Income is based on annual data provided and assumes no quarterly seasonal variation.

Hollywood Entertainment

Net Income Before Taxes & Extraordinary Items / Assets 2/24/04 Model vs. 8/11/04 Model

10%

9% 8% 7% 6% 5% 4% 3% 2% 1%

0%

-1% -2% -3% -4% -5% -6% -7% -8% -9% -10%

Q2 00

Q4 00

Q2 01

Q4 01

Q2 02

Q4 02

Q2 03

Q4 03

Q2 04

Q4 04

Q2 05 Q4 05 Q2 06 Q4 06

Net Income / Assets per 2/24/04 Model Net Income / Assets per 8/11/04 Model Net Income / Assets — Historical

Pro Forma Post-Merger Net Income based on 8/11/04 Model (UBS)

Source: Hollywood Entertainment Corp. financial models; SEC filings; UBS pro forma data.

Hollywood Entertainment

Retained Earnings / Assets 2/24/04 Model vs. 8/11/04 Model

15%

10%

5%

0%

-5%

-10%

-15%

-20%

-25%

-30%

Q2 03 Q4 03 Q2 04 Q4 04

Q2 05

Q4 05 Q2 06 Q4 06

Retained Earnings / Assets at 2/24/04

Retained Earnings / Assets at 8/11/04

Retained Earnings / Assets — Historical

Source: Hollywood Entertainment Corp. financial models

Hollywood Entertainment

Debt Service Coverage Ratio (EBITDA / Interest Expense)

2/24/04 Model vs. 8/11/04 Model

12.00

10.00

8.00

6.00

4.00

2.00

0.00

EBITDA / Interest Expense per 2/24/04 Model EBITDA / Interest Expense per 8/11/04 Model

Pro forma Post-Merger EBITDA / Interest Expense based on 8/11/04 Model (UBS)

EBITDA/lnterest Expense — Historical

Q2 03 Q4 03 Q2 04 Q4 04 Q2 05 Q4 05 Q2 06 Q4 06

Source: Hollywood Entertainment Corp. financial models; SEC filings; UBS pro forma data

Hollywood Entertainment

Summary of the Effects of Changes in the Projections on the Quantitative Inputs Reviewed by Moody’s

Neutral

Assets

Inventory / COGS Liabilities / Assets Revenue Growth

Positive (short-term liquidity)

Quick Ratio Cash/Assets

Negative (long-term business outlook)

Net Income Growth Net Income / Assets Retained Earnings / Assets Debt Service Coverage Ratio

Source: RiskCalc for Private Companies: Moody’s Default Model, Moody’s Investors Service, May 2000.

Hollywood Entertainment

The Combined Effect of Quantitative Information

The previous analysis may be confirmed by multivariate (multi-factor) models.

Edward Altman asked: “(1) which ratios are most important in detecting credit risk problems,

(2) what weights should be attached to those selected ratios, and

(3) how should the weights be objectively established.”

The Altman Z-Score model is one model that combines quantitative inputs into a single “Z-Score.” According to Altman, Z-Scores may provide an indication of average credit ratings.

The Altman Z-Scores for Hollywood Entertainment, using pro forma post-merger financial ratios based on the 8/11/04 projections, confirm my opinion that it is unlikely that the credit rating for the senior notes related to this transaction would have been B3/B- or above as of August 27, 2004.

Source: Hollywood Entertainment Corp. internal projections; UBS projections; Edward Altman, “Corporate Distress Prediction Models in a Turbulent Economic and Basel II Environment,” September 2002.

Hollywood Entertainment

8/11/04 Financial Model May Be Aggressive

Model does not include costs of potential roll-out of an in-store or on-line subscription rental model (in response to Netflix and Blockbuster)

If Hollywood were to pursue these initiatives, although it is not clear that it would do so, management anticipates that it would require approximately $10 million in capital expenditures. Management estimates that these initiatives could decrease EBITDA by $20 to $30 million over the next couple of years, with a positive impact over the longer term.

Assumptions may be aggressive:

Rental is forecasted to decrease 6.1% in 2004, 5.1% in 2005 and then to have no further declines in 2006-2008.

Merchandise sales is forecasted to increase 50% in 2005 and 2006, following a decline of 2.1% in 2004, and to increase 10% in 2007 and 2008.

Source: “Project Marquee, Materials for the Special Committee” (Lazard); Hollywood Entertainment correspondence; discussions with Company management regarding Company financial model.